Exhibit 99

Form 3 Joint Filer Information

Name:	Plain Family Trust

Address:	221 Atherton Avenue
Atherton, CA 94027

Designated Filer:	Henry A. Plain, Jr.

Issuer & Ticker Symbol:	XTENT, Inc. (XTNT)

Date of Event
Requiring Statement:	January 31, 2007

Signature:	By:	/s/ Henry A. Plain, Jr.
Henry A. Plain, Jr., Trustee

Name:	Lisa M. Plain

Address:	221 Atherton Avenue
Atherton, CA 94027

Designated Filer:	Henry A. Plain, Jr.

Issuer & Ticker Symbol:	XTENT, Inc. (XTNT)

Date of Event
Requiring Statement:	January 31, 2007

Signature:	By:	/s/ Lisa M. Plain
Lisa M. Plain